UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On February 2, 2021, in addition to the approval of certain other compensatory arrangements, the board of directors, or the Board, of Eagle Pharmaceuticals, Inc., or the Company, upon recommendation by the compensation committee of the Board, approved the following equity-based incentive awards for certain Company employees, including the following executive officers:

•	Scott Tarriff, Chief Executive Officer;

•	David Pernock, President and Chief Operating Officer;

•	Brian Cahill, Executive Vice President and Chief Financial Officer;

•	Judith Ng-Cashin, M.D., Executive Vice President and Chief Medical Officer.

Performance-Based Restricted Stock Units

The Board approved grants of the following performance-based restricted stock units, or PSUs, to the Company’s executive officers:

	Target PSU Award
Name	rTSR PSUs	Milestone PSUs
Scott Tarriff	60,400	25,900
David Pernock	9,700	8,300
Brian Cahill	8,900	7,600
Judith Ng-Cashin, M.D.	2,000	1,700

These PSUs were granted pursuant to the Company’s 2014 Equity Incentive Plan, as amended, or the 2014 Plan. Shares of the Company’s common stock issuable in respect of the PSUs will vest and become earned at the end of a three-year performance period beginning on February 1, 2021 and ending on February 1, 2024, or the Performance Period, based on the following performance milestones and the executive officer’s continued service with us:

(1)	With respect to the “rTSR PSUs” listed in the table above, the achievement of the Company’s total shareholder return relative to the S&P 600 Biotech Select Index, or the rTSR, over the Performance Period. The number of rTSR PSUs that may vest based on the rTSR ranges from 0% to 200% of the target number of rTSR PSUs, as follows: if the Company achieves rTSR at the 90th percentile, 200% of the target rTSR PSUs will vest; if the Company achieves rTSR at the 50th percentile, 100% of the target rTSR PSUs will vest; if the Company achieves rTSR at the 25th percentile, 50% of the target rTSR PSUs will vest. To the extent rTSR is between the 25th percentile and 90th percentile, the number of PSUs that will vest will be determined using linear interpolation. The Company’s absolute total shareholder return for the Performance Period must be greater than zero for any rTSR PSUs above target to vest.

(2)	With respect to the “Milestone PSUs” listed in the table above, the achievement of one or more of three milestones related to regulatory approval of fulvestrant (EA-114), sales of PEMFEXY™ and sales of vasopressin, respectively. The number of Milestone PSUs that may vest based on the milestones ranges from 0% to 200% of the target number of Milestone PSUs, in the case of Mr. Tarriff, 175% of the target number of Milestone PSUs, in the case of Mr. Pernock, and 150% of the target number of Milestone PSUs, in the case of all other executive officers described above.

The PSUs are eligible to vest under certain circumstances in connection with a change in control of the Company prior to the end of the Performance Period, based on measurement at such time of the rTSR, the extent we achieved any of the milestones and our stock price in such transaction. Any PSUs that are assumed or continued by the acquiring or surviving entity following such change in control are subject to “double trigger” vesting acceleration if the executive officer is terminated involuntarily within a certain period of time following such change in control.

Time-Based Restricted Stock Units

The Board approved grants of the following time-based restricted stock units, or RSUs, to the Company’s executive officers:

Name	Time-Based RSUs
Scott Tarriff	0
David Pernock	9,700
Brian Cahill	8,900
Judith Ng-Cashin, M.D.	2,000

These RSUs were granted pursuant to the 2014 Plan. Subject to each executive officer’s continuous service with the Company, shares of the Company’s common stock issuable in respect of the RSUs will vest in equal annual installments over a four-year period from the date of grant.

The foregoing summaries of the PSUs and RSUs are not intended to be complete and are qualified in their entirety by reference to the full text of the PSU and RSU forms of grant agreement to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2021	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer